UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement
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Duke Energy Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts! DUKE ENERGY CORPORATION 2023 Annual Meeting Vote by May 3, 2023, 11:59 p.m. Eastern time. For shares held in the Duke Energy Retirement Savings Plan, vote by May 1, 2023, 11:59 p.m. Eastern time.DUKE ENERGY CORPORATION DEP-10I P.O. BOX 1414 CHARLOTTE, NC 28201-1414D96241-P84275-Z84169You invested in DUKE ENERGY CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 4, 2023. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting them prior to April 20, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1.800.579.1639, or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.For complete information and to vote, visit www.ProxyVote.com Control #Smartphone users Point your camera here and vote without entering a control numberVote Virtually at the Meeting* May 4, 2023 1:00 p.m. Eastern timeThe Annual Meeting will be held online via live webcast at: www.virtualshareholdermeeting.com/DUK2023*Please check the meeting materials for any special requirements for meeting attendance.V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of directors:	
Nominees:	
1a. Derrick Burks	For
1b. Annette K. Clayton	For
1c. Theodore F. Craver, Jr.	For
1d. Robert M. Davis	For
1e. Caroline Dorsa	For
1f. W. Roy Dunbar	For
1g. Nicholas C. Fanandakis	For
1h. Lynn J. Good	For
1i. John T. Herron	For
1j. Idalene F. Kesner	For
1k. E. Marie McKee	For
1l. Michael J. Pacilio	For
1m. Thomas E. Skains	For
1n. William E. Webster, Jr.	For
2. Ratification of Deloitte & Touche LLP as Duke Energy's independent registered public accounting firm for 2023	For
3. Advisory vote to approve Duke Energy's named executive officer compensation	For
4. Advisory vote on the frequency of an advisory vote on executive compensation	1 Year
5. Approval of the Duke Energy Corporation 2023 Long-Term Incentive Plan	For
6. Shareholder proposal regarding simple majority vote	No Recommendation
7. Shareholder proposal regarding formation of committee to evaluate decarbonization risk	Against

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